1
As of June 30, 2008
Max Bermuda Ltd.
www.maxbermuda.com
Max Europe
Holdings Limited
www.maxeu.com
Max
Insurance
Europe
Limited
Max Re
Europe
Limited
Ireland
Bermuda
Max USA
Holdings Ltd.
(Delaware)
USA
Max Capital Group Ltd.
www.maxcapgroup.com
Nasdaq: MXGL
Switzerland
Swiss
Branch
Max Specialty
Insurance
Services Ltd.
(Delaware)
Max California
Insurance
Services Ltd.
(California)
Max
Managers
USA Ltd.
(Delaware)
Max Specialty
Insurance
Company
(Delaware)
www.maxspecialty.com
Max
Capital Services
Limited
www.maxcapservices.com
Max Capital
Services
USA LLC
(Delaware)
Max Capital
Services
BDA Ltd.
Max
Managers
Ltd.
Max
Diversified
Strategies
Ltd.
Max America
Insurance
Company
(Indiana)
Exhibit 21.1